Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT dated as of July 18, 2017 (the “Amendment”) is entered into among Syntel, Inc., a Michigan corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and Bank of America, N.A, as Administrative Agent, L/C Issuer and Swing Line Lender entered into that certain Credit Agreement dated as of September 12, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Lenders and the Administrative Agent, subject to the terms and conditions set forth, desire to amend certain terms of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 8.06 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (g) thereof, (ii) re-numbering clause (h) as the new clause (i) thereof, and (iii) inserting a new clause (h) thereof as follows:

(h) the Borrower may make other Restricted Payments in an aggregate amount not to exceed $50,000,000; provided that (i) no Default shall have occurred and is continuing or would immediately result from such Restricted Payment, and (ii) upon giving effect to such Restricted Payment, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 on a Pro Forma Basis; and

2. Conditions Precedent. This Amendment shall be effective upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Required Lenders and the Administrative Agent.

3. Miscellaneous.

(a) The Borrower represents and warrants to the Lenders that (i) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document are true and correct in all material respects with respect to any representation or warranty that is not otherwise qualified as to materiality, and in all respects with respect to any representation or warranty that is qualified as to materiality, in each case on and as of the date hereof, except to the extent that any such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects or in all respects, as applicable, as of such earlier date, and (ii) no Default has occurred and is continuing.

(b) The Administrative Agent and the Lenders hereby expressly reserve any and all of the rights, powers, privileges and remedies available to the Administrative Agent and the Lenders under the Credit Agreement, the other Loan Documents and applicable Law that have arisen or may arise as a result of any Default or Event of Default, including any such Default or Event of Default that may exist as of the date hereof. No failure to exercise or delay in exercising any right, power, privilege or remedy shall constitute a waiver of any such right, power, privilege or remedy or preclude the Administrative Agent or any Lender from exercising such right, power, privilege or remedy in the future.

(c) The Credit Agreement and the other Loan Documents, and the obligations of the Borrower thereunder, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(d) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Guaranty and the other Loan Documents to which it is a party and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Guaranty or the Loan Documents.

(e) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(g) This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement) shall be deemed to include this Amendment.

[signature pages follow]

Each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:	SYNTEL, INC.,
a Michigan corporation

	By:	/s/ Daniel M. Moore
Name: Daniel M. Moore
Title: Chief Administrative Officer

GUARANTORS:	SKILLBAY LLC,
a Michigan limited liability company

	By:	/s/ Daniel M. Moore
Name: Daniel M. Moore
Title: Chief Administrative Officer

SYNTEL CONSULTING INC., a Michigan corporation

	By:	/s/ Daniel M. Moore
Name: Daniel M. Moore
Title: Chief Administrative Officer

SYNTEL, INC.

SECOND AMENDMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Christine Trotter
Name: Christine Trotter
Title: Assistant Vice President

LENDERS:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Gregory J. Bosio
Name: Gregory J. Bosio
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Justin Burton
Name: Justin Burton
Title: Vice President

WELLS FARGO BANK, N.A., as a Lender

	By:	/s/ Debra E. DelVecchio
Name: Debra E. DelVecchio
Title: Senior Vice President

CITIBANK, N.A., as a Lender

	By:	/s/ Varun Gupta
Name: Varun Gupta
Title: SVP

BANK OF THE WEST, as a Lender

	By:	/s/ David Wang
Name: David Wang
Title: Director

SYNTEL, INC.

SECOND AMENDMENT